AURORA LOAN SERVICES
A Lehman Brothers Company
Depositor: Structured Asset Securities Corporation
745 Seventh Avenue 8th Floor
New York, NY 10019
Trustee: U.S. Bank National Association
One Federal Street 3rd Floor
Boston, M A 02110
Securities Administrator:
Subject: Annual Officer's
Certification Fiscal Year: 2007
Securitization:
LXS 2007-1 8 N
I, E. Todd Whittemore, the undersigned, a duly authorized officer of Aurora Loan
Services LLC (the "Master Servicer"), do certify the followin g for the Calendar Year
2007:
1.
A review of the activities of the Master Servicer during the period beginning on the cut-off date and ending on December 31, 2007 (the "reporting period") and of its performance under the Agreement for such period has been made under my supervision.
2.
To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout such reporting period.
Certified by: AURORA LOAN SERVICES LLC
By: /s/ E. Todd Whittemore
Name: E. Todd Whittemore
Title: Executive Vice President